SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2009

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation or organization)	001-11174 (Commission File Number)	06-1340090 (I.R.S. Employer Identification Number)

20415 Nordhoff Street, Chatsworth, CA 91311
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported (see Item 3.01 of Registrant’s Form 8-K filed with the Securities and Exchange Commission on April 6, 2009), the Registrant had made an appeal to the Nasdaq Listing and Hearings Review Council (the “Listing Council”) to request an extension to June 15, 2009 to become current with its periodic financial reports as required by The Nasdaq Global Market’s Rule 5250(c)(1) by filing with the SEC its delinquent quarterly reports on Form 10-Q for the quarters ended June 30, 2008, September 30, 2008, and March 31, 2009, and its annual report on Form 10-K for the year ended December 31, 2008.  The Registrant received a letter from the Listing Council on April 20, 2009 stating that pursuant to its discretionary authority, it would grant the Registrant an extension until June 15, 2009 to demonstrate compliance with the filing of its periodic financial reports.

The Listing Council also noted that, as previously reported, the Registrant had become deficient under Nasdaq Rule 5620 because it did not solicit proxies for or hold its annual meeting by December 31, 2008.  The Listing Council stated that in order to assure that the Registrant had an adequate opportunity to address this deficiency, the Listing Council remanded this deficiency back to the Nasdaq Listing Qualifications Panel for further review if the Registrant regained compliance with the filing requirement.  In order to address this issue, the Registrant intends to file its proxy statement or other information regarding its annual meeting for the fiscal year ended December 31, 2008 within 30 days of the filing of its delinquent periodic financial reports, and as soon as practicable thereafter hold its annual meeting of stockholders.

On April 24, 2009, the Registrant issued a press release announcing its receipt of the letter of April 20, 2009, the text of which is included as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	Registrant’s press release of April 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 24, 2009

MRV COMMUNICATIONS, INC.

By:	/s/ Noam Lotan
Noam Lotan
President and Chief Executive Officer